Exhibit 99.1

Eyenovia, Inc. Announces Proposed Public Offering of Common Stock

NEW YORK, Aug. 18, 2020 -- Eyenovia, Inc. (NASDAQ: EYEN), a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose array print (MAP™) therapeutics, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. In connection with this offering, Eyenovia expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock to be sold in the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares in the proposed offering are to be sold by Eyenovia.

Eyenovia intends to use the net proceeds from the public offering, together with existing funds, to fund the continued clinical development of its product candidates, initial commercialization activities for MicroStat, and for working capital and general corporate purposes.

William Blair & Company, L.L.C. is acting as sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-229365) that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 12, 2019. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website, located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may also be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, or by calling (800) 621-0687, or emailing prospectus@williamblair.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus, which are a part of the effective registration statement.

About Eyenovia, Inc.

Eyenovia, Inc. (NASDAQ: EYEN) is a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose array print (MAP™) therapeutics. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for presbyopia, myopia progression and mydriasis. For more Information, please visit www.eyenovia.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements.  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things, market conditions, the satisfaction of customary closing conditions for the proposed offering, the Company’s expected use of the net proceeds from the public offering, its need to raise additional capital even after this financing, and other risks and uncertainties described in Eyenovia’s filings with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Company Contact:
Eyenovia, Inc.
John Gandolfo
Chief Financial Officer
jgandolfo@eyenoviabio.com

Investor Contact:
The Ruth Group
Alexander Lobo
Phone: 646-536-7037
alobo@theruthgroup.com